NORWOOD FINANCIAL CORP
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                             NAMES JOHN E. MARSHALL
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                              CHAIRMAN OF THE BOARD
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Honesdale, PA - April 27, 2007

         William W. Davis, Jr., President and Chief Executive Officer announced that at the Annual Reorganizational Meeting, Norwood Financial Corp (NWFL) has named John E. Marshall Chairman of the Board of Directors of Norwood Financial Corp and its subsidiary Wayne Bank. Mr. Marshall has served as a Director since 1983. He is President of Marshall Machinery, Inc., a local compact tractor and light industrial dealer. He is also very active with various agricultural organizations. Also at the Reorganizational Meeting, Lewis J. Critelli, Executive Vice President and Chief Financial Officer was appointed Secretary of Norwood Financial Corp and Wayne Bank.

         Mr. Marshall succeeds long-standing Chairman, Russell L. Ridd. Mr. Ridd had a 44 year career at the Bank. He joined the Bank in 1963, was appointed President and Director in 1980, and Chairman in 1993. During Mr. Ridd's career, the Bank grew from $10 million in assets to $461 million, with 12 locations serving Wayne, Pike and Monroe Counties. The Board also passed a resolution designating Mr. Ridd Director Emeritus of Norwood Financial Corp and Wayne Bank.

         The Company's stock is traded on the Nasdaq Global Market, under the symbol "NWFL".

Contact:
Linda Moran
Vice President - Marketing
Wayne Bank
570-253-1455